UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Hancock Holding Company
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

March 3, 2008

Dear Shareholder:

          You are cordially invited to attend the Company’s annual meeting on March 27, 2008. The meeting will begin promptly at 5:30 p.m., local time, at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi.

          The official Notice of Meeting, Proxy Statement and Form of Proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

          The vote of every shareholder is important. Regardless of whether or not you plan to attend the annual meeting in Gulfport, please sign, date and promptly mail your proxy. The Board of Directors and Management look forward to greeting those shareholders that are able to attend.

Sincerely,

Leo W. Seal, Jr.
President

Hancock Holding Company
One Hancock Plaza
2510 14th Street
Gulfport, MS 39501
(228) 563-6559
March 3, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The annual meeting of shareholders of Hancock Holding Company will be held at One Hancock Plaza, 2510 14th Street, Gulfport, MS 39501, on March 27, 2008 at 5:30 p.m., local time for the following purposes:

1.	To elect three (3) directors to hold office for a term of three (3) years or until their successors are elected and qualified. (Item 1)

2.	To vote on approval of the appointment of KPMG LLP, as the Independent Public Accountants for the Company. (Item 2)

Only those shareholders of record at the close of business on February 12, 2008 shall be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 27, 2008

          Under new Securities and Exchange Commission rules, shareholders may now access Hancock Holding Company proxy materials for the 2008 Annual Meeting of Shareholders on the Internet. Complete proxy materials that are provided to you in paper copy are also available for your review on the Internet and we encourage you to access and review all of the important information in the proxy materials before voting.

          The proxy statement and annual report to shareholders are available at: http://investor.shareholder.com/hbhc/annual-proxy.cfm

           WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

Leo W. Seal, Jr. President	George A. Schloegel Chairman

Hancock Holding Company
One Hancock Plaza
2510 14th Street
Gulfport, Mississippi 39501
Proxy Statement
March 3, 2008

          This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hancock Holding Company (the “Company” or “HHC”) for the annual meeting of shareholders to be held on March 27, 2008, 5:30 p.m., local time, at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi. Only shareholders of record at the close of business on February 12, 2008 are entitled to notice of and to vote at the meeting. It is expected the Proxy Materials will be mailed on or before March 3, 2008.

          This proxy solicitation is made by the Board of Directors of HHC. Nominees are advised prior to record date to submit their request for proxy solicitation materials, and they are shipped overnight to nominees or their designated agent for process to non-objecting beneficial owners and objecting beneficial owners.

          Holders of record of the Company’s Common Stock, par value $3.33 per share (the “Common Stock”) as of February 12, 2008 (the “Record Date”) are entitled to vote at the meeting or any adjournment thereof. Each share of Common Stock entitles the holder thereof to one (1) vote on each matter presented at the Annual Meeting for shareholder approval. As of the Record Date, 31,361,048 shares of Common Stock were outstanding and entitled to vote. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding and entitled to vote on February 12, 2008 will constitute a quorum.

          Pursuant to Mississippi Law and the Company’s Bylaws, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Company’s Articles of Incorporation or Mississippi Law specifically requires a greater number of affirmative votes on a particular matter. Abstentions and broker non-votes are only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

          Pursuant to Mississippi Law and the Company’s Bylaws, directors are elected by a plurality of the votes cast in the election of directors. A “plurality” means that the individuals with the largest number of favorable votes are elected as directors, up to the maximum number of directors to be chosen at the meeting.

          Shareholders of the Company do not have cumulative voting rights with respect to the election of directors at the Annual Meeting. A shareholder has the right to vote the number of shares owned in the election of each director. With respect to the election of three (3) directors to hold office for the terms indicated here in, the nominees receiving the most votes, up to three (3), will be elected. If the Proxy is marked to vote for the three (3) directors as a group, one vote will be cast for each director for each share entitled to vote. If any shareholder wishes to vote for fewer than three (3) directors, they may line through or otherwise strike out the name of any nominee.

          Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his Proxy: (1) by personally appearing and choosing to vote at the Annual Meeting; (2) by written notification to the Company which is received prior to the exercise of the Proxy; or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting. All properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted “FOR” Items 1 and 2, as described below.

          Corporate Communications, Inc. is contracted by the Company to solicit proxy requests at a cost of approximately $3,500, plus customary expenses. The contact at Corporate Communications, Inc. is Mr. Roy Alley, 523 Third Avenue South, Nashville, Tennessee 37210. He can be reached at telephone number (615) 254-3376. All nominees and brokers will be reimbursed the allowable charges as per U.S. Securities and Exchange Commission regulations. The Company will bear the cost of the solicitation of proxy materials. All requests for payment should be directed to: Hancock Holding Company, Attention Paul D. Guichet, Corporate Investor Relations Department, P.O. Box 4019, Gulfport, MS 39502. Solicitation of proxies will be primarily by mail. Officers, directors, and employees of the Company and its subsidiaries, Hancock Bank and Hancock Bank of Louisiana, Hancock Bank of Florida and Hancock Bank of Alabama (hereinafter referred to collectively as the “Banks”) also may solicit Proxies personally.

           Any shareholder, or their appointed agent, who has any questions concerning the procedures for voting their proxy or the annual meeting should contact the Corporate Investor Relations Department, attention Paul D. Guichet at (228) 563-6559 or 1-800-522-6542 ext. 86559.

MANAGEMENT PROPOSALS:

ITEM 1 — ELECTION OF DIRECTORS

          The Board of Directors, by a vote of a majority of the full Board, has nominated the persons named below for election to serve as directors. The term of each three (3) newly elected directors will expire at the Annual Meeting of Shareholders as indicated or when his successor has been elected and qualified.

          The Company’s Articles of Incorporation provide for a Board of at least nine (9) directors classified into three (3) classes of directors. As of December 31, 2007 the number of directors was fifteen (15) accordance with the Company’s Articles of Incorporation. At each annual meeting each class of directors whose term has expired will be elected to hold office until the third succeeding annual meeting or until their successor has been elected and qualified.

          It is the intent of the persons named in the Proxy to vote such Proxy “FOR” the election of the nominees listed below, unless otherwise specified in the Proxy. In the event that any such nominee should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote for the election of such person in the place of such nominee as the Board of Directors may recommend.

          Nominations for the election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made by a shareholder by delivering written notice to the Company’s Corporate Secretary not less than fifty (50) nor more than ninety (90) days prior to the meeting at which directors are to be elected, provided that the Company has mailed the first notice of the meeting at least sixty (60) days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within ten (10) days following the earlier of: (i) the date that notice of the date of the meeting was first mailed to the shareholders, or (ii) the date on which public disclosure of such date was made. The shareholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Company’s Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of Directors. The shareholder’s notice must also set forth as to the shareholder giving notice: (i) the name and address of such shareholder; and (ii) the class and amount of such shareholder’s beneficial ownership of the Company’s Common Stock.

          If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the Annual Meeting may determine that such shareholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as Director of the Company.

NOMINEES FOR DIRECTOR

Frank. E. Bertucci - currently a Director

          Additional information for Mr. Bertucci can be found in the section describing directors of the Company.

Carl J. Chaney - currently a Director

          Additional information for Mr. Chaney can be found in the section describing directors of the Company.

John H. Pace - currently a Director

          Additional information for Mr. Pace can be found in the section describing directors of the Company.

          The , management and associates of Hancock Holding Company would like to recognize Directors Joseph F. Boardman, Jr. and Charles H. Johnson, Sr. for their many years of dedicated service. Mr. Boardman, elected to the board in 1972, has attained retirement age and will not stand for re-election. Mr. Johnson, having served as a Director of the Company since 1977, resigned from the board effective February 19, 2008. The Board of Directors is in the process of identifying potential nominee(s), if any, to succeed Messrs. Boardman and Johnson.

The Board of Directors Recommends you vote FOR Item 1.

ITEM 2 — APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has appointed KPMG LLP, a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 2008, and until their successors are selected.

          The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board anticipates that representatives of KPMG LLP will be in attendance at the Annual Meeting, be present to make a statement or be available to respond to questions.

          Although not required to do so, the Board of Directors has chosen to submit its appointment of KPMG LLP for ratification by the Company’s shareholders. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

The Board of Directors Recommends you vote FOR Item 2.

DIRECTORS OF HHC

Note: * indicates independent director under the independence standards applicable to the Company.

Alton G. Bankston*

          Director of the Company since 2005. Retired Owner of Bankston Paint Center, Inc., Biloxi, Mississippi. Former President of the Greater Biloxi Economic Foundation. Member of the University of Southern Mississippi President’s Advisory Board and Mississippi Gulf Coast Community College Board. An Advisory Director of Hancock Bank since 1995.

          Term of Office: For a three-year period to expire 2009.
          Age: 66

Frank E. Bertucci*

           Director of the Company since 2000. Since 1978, Mr. Bertucci has been employed with F.E.B. Distributing Co., Inc., a regional beverage wholesaler and currently serves as its President. An Advisory Director of Hancock Bank since 1995.

          Term of Office: For a three-year period to expire 2011.
          Age: 51

Carl J. Chaney

          Director of the Company since 2006. Named Chief Executive Officer, Hancock Holding Company in 2006; Executive Vice President and Chief Financial Officer of the Company, Hancock Bank, Gulfport, Mississippi and Hancock Bank of Louisiana since 1998; Director of Hancock Bank of Florida since 2003 and Hancock Bank of Alabama since 2007; Partner and Director, Watkins, Ludlam, Winter and Stennis, P.A. from 1995 to 1998.

          Term of Office: For a three-year period to expire in 2011.
          Age: 46

Don P. Descant *

          Director of the Company since 2005. President of M.D. Descant Inc. Former President of the Louisiana Association of General Contractors. Vice Chairman of Bunkie General Hospital and former President of the Bunkie Chamber of Chamber of Commerce. Director of Hancock Bank of Louisiana since 1995.

          Term of Office: For a three-year period to expire in 2010.
          Age: 59

James B. Estabrook, Jr.*

           Director of the Company since 1995. Mr. Estabrook’s principal occupation has been as President of Estabrook Motor Co., Inc. since 1967. Mr. Estabrook also serves in the capacities at the companies indicated: President of Weaver Motor Co., Inc. (Automobile Dealerships); President of Auto Credit, Inc. (Auto Finance Business); General Partner, Estabrook Properties, LP (Real Estate Business); Vice President, Falcon Leasing and Rental, Inc., (Daily Rental Automobile Business) Pascagoula, Mississippi; and an Advisory Director of Hancock Bank since 1985.

          Term of Office: For a three-year period to expire in 2010.
          Age: 63

John H. Hairston

           Director of the Company since 2006. Named Chief Executive Officer, Hancock Holding Company in 2006; Executive Vice President and Chief Operations Officer of the Company, Hancock Bank, Gulfport, Mississippi, and Hancock Bank of Louisiana since 1994; an Advisory Director of Hancock Bank of Florida since 2003. Senior Financial Consulting Manager, Anderson Consulting (Accenture) from 1987 to 1994.

          Term of Office: For a two-year period to expire in 2009.
          Age: 44

James H. Horne*

          Director of the Company since 2000. Mr. Horne is owner of Capital Properties, Inc. and Valuation Specialist, Inc., specializing in real estate development and appraisal for over 20 years. Mr. Horne is also President of Ocean Springs Self Storage, Inc., Ocean Springs, Mississippi; President of Gulfport Self Storage, Inc., Gulfport, Mississippi; President of Grelot Self Storage, Inc., Gautier, Mississippi; Gautier Self Storage, Inc., Gautier, Mississippi; Market Street Properties (Self Storage business), Biloxi, Mississippi. An Advisory Director of Hancock Bank since 1995.

          Term of Office: For a three-year period to expire 2009.
          Age: 55

John H. Pace*

           Director of the Company since 2005. Chairman of Hancock Bank of Louisiana since 2005. Retired President of Interstate Companies of Louisiana, Inc. Chairman of Our Lady of the Lake Regional Hospital Capital Fund. Director of Hancock Bank of Louisiana since 1990; an Advisory Director of Hancock Bank since 2002.

          Term of Office: For a three-year period to expire in 2011.
          Age: 77

Christine L. Pickering*

          Director of the Company since 2000. Ms. Pickering is a Certified Public Accountant and owner of Christy Pickering, CPA since 1991. An Advisory Director of Hancock Bank since 1995.

          Term of Office: For a three-year period to expire in 2009.
          Age: 47

Robert W. Roseberry

           Director of the Company since 2001. Retired, former President of Northern Division of Hancock Bank, Gulfport, Mississippi, from 2001 to 2007. Chairman and Chief Executive Officer of Lamar Capital Corporation from 1998 to 2001. President and Chief Executive Officer of Lamar Bank from 1986 to 1998. Mr. Roseberry served in various capacities with Lamar Bank from 1971 to 1986. Director of Lamar Bank since 1972.

          Term of Office: For a three-year period to expire in 2010.
          Age: 57

George A. Schloegel

           Director of the Company since 1984. Named Chairman of the Board, Hancock Holding Company in 2006; Vice Chairman from 1984 to 2006 and Chief Executive Officer from 2000 to 2006; President, Hancock Bank, Gulfport, Mississippi since 1990; Director of Hancock Bank of Louisiana since 1990 and Hancock Bank of Alabama since 2007; an Advisory Director of Hancock Bank of Florida since 2003. Director of Mississippi Power Company, Gulfport, Mississippi. Mr. Schloegel was employed part-time with Hancock Bank from 1956-1959 and began full-time employment in 1962. He served in various capacities until being named President in 1990.

          Term of Office: For a three-year period to expire in 2009.
          Age: 67

Leo W. Seal, Jr.

Director of the Company since 1984. President, Hancock Bank, Gulfport, Mississippi from 1963 to 1990; President of Hancock Holding Company since 1984, Chief Executive Officer from 1984 to 2000; an Advisory Director, Hancock Bank of Louisiana since 1993 and Hancock Bank of Florida since 2003. Hancock Bank employed Mr. Seal in 1947. He was elected to the Board of Directors of Hancock Bank in 1961 and named President in 1963 and in 1977 he was named Chief Executive Officer.

          Term of Office: For a three-year period to expire in 2010.
          Age: 83

Anthony J. Topazi*

           Director of the Company since 2007. Mr. Topazi is President and Chief Executive Officer, Mississippi Power Company since 2004. An Advisory Director of Hancock Bank since 2004.

          Term of Office: For a three-year period to expire in 2010.
          Age: 57

          George A. Schloegel and Christine L. Pickering are directors of Mississippi Power Company, Gulfport, Mississippi. None of the other Directors of the Company are directors of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of Section 15(d) of the Act, or registered as an investment company under the Investment Company Act of 1940.

          A majority of the Company’s directors are independent as defined in NASDAQ Global Listing Standards. No family relationship exists between any directors, executive officers, or persons nominated to become a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2007, the following Section 16(a) filing deadlines were missed. Messrs. Roseberry and Schloegel each had one late filing related to one purchase transaction. Mr. Seal had two late filings related to the bonafide gifting of shares. The late filings were all accidental oversights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table sets forth information concerning the number of shares of Common Stock of the Company held as of December 31, 2007 by the only shareholders who are known to management to be the beneficial owners of more than five percent (5%) of the Company’s outstanding shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) of Common Stock		Percent of Class

Hancock Bank Trust Department One Hancock Plaza Gulfport, Mississippi 39501	2,984,620.1	(2)	9.54%

Leo W. Seal, Jr. 408 North Beach Blvd. Bay St. Louis, Mississippi 39520	4,029,515.8	(3)	12.88%

(1)	Constitutes sole ownership unless otherwise indicated.

(2)

Consists of shares held and voted by the Hancock Bank Trust Department as trustee for 65 different accounts. Within these 65 accounts, the Trust Department has sole voting rights on 2,984,620.1 shares. The Trust Department of the Bank has the sole right to dispose of 2,678,174.9 shares and the shared right to dispose of 304,834.5 shares.

(3)

Includes 8,912 shares owned by Mr. Seal’s spouse, 360,000 shares held in a marital trust, and 1,304,468 shares held in fiduciary capacity in the Trust Department of Hancock Bank, as to which Mr. Seal has sole voting and dispositive rights. Mr. Seal’s sister and her children are the beneficiaries of this trust and therefore they have the right to receive and the power to direct the receipt of dividends from, or the proceeds from the ownership of these 1,304,468 shares. Mr. Seal disclaims beneficial ownership of these 1,304,468 shares. Also included are 40,644 options and 24,000 restricted stock awards granted to Mr. Seal in the 1996 Long-Term Incentive Plan (“1996 LTIP”).

SECURITY OWNERSHIP OF MANAGEMENT
(As of December 31, 2007)

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) of Common Stock		Percent of Class

Directors
Alton G. Bankston	5,055	(2)	0.02%
Frank E. Bertucci	3,033	(3)	0.01%
Joseph F. Boardman, Jr.	32,178	(4)	0.10%
Carl J. Chaney	176,086	(5)	0.56%
Don P. Descant	4,663	(1)	0.01%
James B. Estabrook, Jr.	14,418	(6)	0.05%
John M. Hairston	172,511	(7)	0.55%
James H. Horne	33,621	(8)	0.11%
Charles H. Johnson, Sr.	23,042	(1)	0.07%
John H. Pace	5,195	(9)	0.02%
Christine L. Pickering	4,427	(10)	0.01%
Robert W. Roseberry	151,224	(11)	0.48%
George A. Schloegel	613,860	(12)	1.96%
Leo W. Seal, Jr.	4,029,515	(13)	12.88%
Anthony J. Topazi	1,052	(14)	0.003%

Executive Officers
Michael M. Achary	33,085	(15)	0.11%
Edward G. Francis	36,510	(16)	0.12%
Richard T. Hill	92,579	(17)	0.30%
D. Shane Loper	43,809	(18)	0.14%
Joy Lambert Phillips	28,645	(19)	0.09%
Alfred G. Rath	53,880	(20)	0.17%
Clifton J. Saik	82,198	(21)	0.26%
Directors and Executive Officers	5,640,538	(22)	18.02%

(1)	Constitutes sole ownership unless otherwise indicated.

(2)

Includes 306 shares held jointly with Mr. Bankston’s spouse; 2,056 shares held in the Company’s Dividend Reinvestment Plan and 1,695 shares held in the Company’s Non-Qualified Deferred Compensation Plan.

(3)	Includes 3,024 shares held in the Company’s Dividend Reinvestment Plan.

(4)	Includes 13,200 shares held by Mr. Boardman’s spouse.

(5)

Includes 16,700 shares held by Mr. Chaney’s spouse; 200 shares held jointly by Mr. Chaney and his spouse; 16 shares held jointly by Mr. Chaney and his spouse in the Company’s Dividend Reinvestment Plan; 5,187 shares in the Company’s Dividend Reinvestment Plan; 1,698 shares for the benefit of Mr. Chaney’s children; 107,996 options and 12,000 restricted stock awards granted to Mr. Chaney in the 1996 LTIP; 8,815 options and 2,740 restricted stock awards granted in the 2005 Long-Term Incentive Plan (“2005 LTIP”).

(6)	Includes 6,454 shares held in the Company’s Non-Qualified Deferred Compensation Plan.

(7)

Includes 326 shares for the benefit of Mr. Hairston’s children; 2,178 shares held in the Company’s 401(k) plan; 67 shares held in the Employee Stock Purchase Plan; 641 shares held in the Company’s Dividend Reinvestment Plan; 73 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 110,960 options and 12,000 restricted stock awards granted to Mr. Hairston in the 1996 LTIP; 8,815 options and 2,740 restricted stock awards granted in the 2005 LTIP.

(8)

Includes 1,395 shares held by Mr. Horne’s spouse in an IRA; 2,442 shares held in an IRA; 395 shares owned jointly by Mr. Horne and his spouse; 1,375 shares owned by Mr. Horne’s children; 4,180 shares held jointly with Mr. Horne’s spouse in the Company’s Dividend Reinvestment Plan; 7,062 shares held in the Company’s Non-Qualified Deferred Compensation Plan; and 10,679 shares held by Mr. Horne’s company.

(9)	Includes 2,505 shares held in the Company’s Dividend Reinvestment Plan and 2,286 shares held in the Company’s Non-Qualified Deferred Compensation Plan.

(10)

Includes 1,169 shares held in an IRA; 32 shares held in the Company’s Dividend Reinvestment Plan; 2,895 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 200 shares held by Ms. Pickering’s spouse in an IRA.

(11)	Includes 14,776 shares held by Mr. Roseberry’s spouse; 19,313 shares held jointly with Mr. Roseberry’s spouse; 18,728 shares held jointly with Mr. Roseberry’s children.

(12)

Includes 112,952 shares held jointly by Mr. Schloegel and his spouse; 621 shares owned directly by Mr. Schloegel’s spouse; 2,457 shares held in the Company’s Dividend Reinvestment Plan; 11,791 shares held in the Company’s 401(k) plan; 3,009 shares held in an IRA; 49,998 options and 24,000 restricted stock awards granted to Mr. Schloegel in the 1996 LTIP.

(13)

Includes 8,912 shares owned by Mr. Seal’s spouse, 360,000 shares held in a marital trust, and 1,304,468 shares held in fiduciary capacity in the Trust Department of Hancock Bank, as to which Mr. Seal has sole voting and dispositive rights. Mr. Seal’s sister and her children are the beneficiaries of this trust and therefore they have the right to receive and the power to direct the receipt of dividends from, or the proceeds from the ownership of these 1,304,468 shares. Mr. Seal disclaims beneficial ownership of these 1,304,468 shares. Also included are 40,644 options and 24,000 restricted stock awards granted to Mr. Seal in the 1996 LTIP.

(14)	Includes 900 shares held jointly with Mr. Topazi’s spouse and 152 shares in the Company’s Non-Qualified Deferred Compensation Plan.

(15)

Includes 5,001 shares held jointly by Mr. Achary with his spouse; 373 shares held in the Company’s Dividend Reinvestment Plan; 2,582 shares held in the Company’s 401(k) plan; 3,053 shares held in an IRA; 12,500 options and 3,800 restricted stock awards granted to Mr. Achary in the 1996 LTIP; 4,408 options and 1,368 restricted stock awards granted in the 2005 LTIP.

(16)

Includes 300 shares held in an IRA; 2,718 shares held in the Company’s 401(k) plan; 74 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 23,900 options and 3,200 restricted stock awards granted to Mr. Francis in the 1996 LTIP; 4,408 options and 1,260 restricted stock awards granted in the 2005 LTIP.

(17)

Includes 5,745 shares held in the Company’s 401(k) plan; 316 shares held in the Employee Stock Purchase Plan; 327 shares held in the Company’s Dividend Reinvestment Plan; 8,500 shares held in an IRA; 58,498 options and 6,000 restricted stock awards granted to Mr. Hill in the 1996 LTIP; 4,408 options and 1,386 restricted stock awards granted in the 2005 LTIP.

(18)

Includes 142 shares held by Mr. Loper’s spouse; 57 shares held in the Employee Stock Purchase Plan; 1,883 shares held in the Company’s Dividend Reinvestment Plan; 148 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 30,276 options and 3,900 restricted stock awards granted to Mr. Loper in the 1996 LTIP; 4,408 options and 1,368 restricted stock awards granted in the 2005 LTIP.

(19)

Includes 150 shares held by Ms. Phillip’s spouse; 1,842 shares held in the Employee Stock Purchase Plan; 94 shares held in the Company’s Dividend Reinvestment Plan; 244 shares held in the Company’s Non-Qualified Deferred Compensation Plan; 20,600 options and 1,900 restricted stock awards granted to Ms. Phillips in the 1996 LTIP; 1,959 options and 1,260 restricted stock awards granted in the 2005 LTIP.

(20)

Includes 4,688 shares held jointly with Mr. Rath’s spouse; 283 shares held for the benefit of Mr. Rath’s child; 1,116 shares held in an IRA; 36,900 options and 5,100 restricted stock awards granted to Mr. Rath in the 1996 LTIP; 4,408 options and 1,386 restricted stock awards granted in the 2005 LTIP.

(21)

Includes 5,114 shares held in the Company’s 401(k) plan; 63 shares held by Mr. Saik’s children; 54,750 options and 6,000 restricted stock awards granted to Mr. Saik in the 1996 LTIP; 4,408 options and 1,601 restricted stock awards granted in the 2005 LTIP.

(22)	Includes all shares held as a group by all the Company Directors and Executive Officers, including shares disclaimed by Mr. Seal as noted in footnote #13 above. This group consists of 22 persons.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s compensation philosophy, policies, and practices for 2007 as applicable to the Company’s executives, including the Named Executive Officers (“NEOs”). The CD&A describes the structure and rationale associated with each material element of the NEOs’ total compensation, addresses the reason for employing each compensation element, and explains the relationship between each element; also, the CD&A provides important context for the detailed disclosure tables which specify compensation amounts provided following the CD&A.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The central principle of the Company’s compensation philosophy is that executive compensation should be aligned with shareholder value and determined primarily by overall Company performance. The Board of Directors (the “Board”) and the Executive Management team are charged with the purpose of providing financial services to our communities, facilitating commerce and creating opportunities for people. Hancock has adopted a pay-for-performance compensation philosophy which seeks to serve as a representative model for executive compensation among high-performing banks in the financial services industry. To implement this pay-for-performance approach, the Company ties compensation to include incentives directly to specific performance targets which are defined through the annual budgeting process and approved by the Board and the Compensation Committee (the “Committee”). The Company’s goal is to establish a comprehensive pay-for-performance program to support Hancock’s strategic plan.

The Company’s executive compensation programs are designed to achieve the following primary objectives:

•	Drive performance relative to the Company’s financial goals, balancing short-term and intermediate operational objectives with long-term strategic goals;

•	Align executives’ long-term interests with those of shareholders;

•	Attract and retain the highly-qualified executives needed to achieve the Company’s goals and to maintain a stable executive management group;

•	Deliver compensation efficiently, providing value to the executive at the least possible cost to the bank;

•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the Gulf Coast banking market; and

•	Place a significant portion of total compensation at risk, contingent on Company performance.

The Company’s compensation program is designed to serve as a team-based compensation structure that focuses on consistency of total compensation among the top executive group. The Company strives to achieve a market position for an executive’s total compensation at approximately the upper quartile of a peer group of comparably-sized regional financial institutions assuming the Company’s performance is performing consistently with that peer group. The Company believes that this positioning is appropriate to attract and retain top-caliber talent in a very competitive national market. The competitive positioning of compensation at the upper quartile of the market is comparable to the expected competitive positioning of the Company’s financial performance against high performing financial institutions.

The Company desires to create short-term and long-term incentive opportunities for Executive Management. Over the long-term, the Company seeks to align Executive Management interests with those of the shareholders’ by establishing equity ownership opportunities. For members of the Executive Management team, the cash portion of compensation is tied directly to the Company’s budgeted net income and average loan and deposit growth as specified in the Management Incentive Plan. In addition, the Company uses the following performance objectives to determine compensation levels: Return on Assets, Return on Equity, Net Interest Margin, Efficiency Ratio, After Tax Net Income and Peer Bank comparisons. For performance above target levels, the Company pays compensation above the median level of the market. Consistent with the philosophy of linking compensation to performance, the Company’s compensation plans are designed to position total executive compensation at approximately the upper quartile of the peer group when the Company performance achieves its maximum incentive goals. The maximum incentive goals are generally set at levels comparable to the upper quartile of peer financial performance and take into account the Company’s strategic goals.

COMPENSATION-RELATED GOVERNANCE AND ROLE OF THE COMPENSATION COMMITTEE

Committee Charter and Members

The primary purpose of the Committee is to aid the Board in discharging its responsibilities relating to the compensation of the Company’s Chief Executive Officers (“CEOs”) and other executive officers of the Company and its subsidiaries having the rank of Executive Vice President or higher and who report directly to the CEOs. The Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. In performing its oversight role, the Committee considers and discusses the CD&A with executive management and recommends annually to the Board whether the CD&A should be included in its Annual Report on Form 10-K for the current fiscal year. The Compensation Committee Charter, which further outlines the Committee’s responsibilities and duties, appears on the Company’s website under Investor Relations - Corporate Governance - Committee Charters. The Compensation Committee Charter is available in print upon request from Paul D. Guichet, Vice President, Corporate Investor Relations. As of December 31, 2007, the members of the Company’s Compensation Committee were Frank E. Bertucci (Chair), Joseph F. Boardman, Jr., Charles H. Johnson, Sr., and Don P. Descant, each of whom is “independent” within the meaning of the listing standards of the NASDAQ, is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

Interaction with Consultants

The Committee has historically engaged compensation consultants and advisors to provide input on both Board and executive compensation issues. In 2007, the Committee used the results of the 2006 Clark Consulting executive compensation review of eighteen (18) similar banking institutions to review executive compensation. This information was aged appropriately by the corporate Human Resources compensation department to ensure the Board and management were able to assess executive compensation against banking industry peers. In keeping with the Committee’s operating policy, an external executive compensation study is conducted every two years.

Role of Executives in Compensation Committee Deliberations

The Committee frequently requests the CEOs to be present at Committee meetings to discuss executive compensation and evaluate Company and individual performance. In addition, the Committee works closely with the Corporate Human Resources Director who provides administrative support to the Committee as requested. Occasionally, other executives may attend a Committee meeting to provide pertinent financial, tax, accounting, or operational information. Executives in attendance may provide their insights and suggestions, but only independent Committee members may vote on decisions regarding executive compensation.

The Committee discusses the CEOs’ compensation and performance conferring with them on substantive matters involving Company performance, preferences as to types of compensation, and the relationship between elements of compensation. However, final deliberations and all votes regarding their compensation are made in executive session, without the CEOs present. The Committee also determines the compensation for the other NEOs, based on the CEOs’ input and the evaluation of executive performance.

Compensation Committee Activity

In 2007, the Committee met eleven (11) times and took the actions listed below. Specific recommendations and compensation changes are discussed elsewhere in the CD&A under “COMPENSATION FRAMEWORK – Pay Components”.

•	Reviewed and affirmed the Committee charter and the corporate compensation philosophy;

•	Reviewed and approved the 2006 Key Manager Plan corporate component funding level;

•	Reviewed and approved the Corporate Component metrics for the 2007 Key Manager Plan;

•	Reviewed the company’s progress against the 2007 Key Manager Plan throughout the year;

•	Reviewed and approved the 2007 equity grants to executive officers;

•	Reviewed and approved adjustments to the CEOs’ base compensation and Key Manager Incentive opportunity;

•	Reviewed and approved changes to the retainers of the Audit, Compensation, Nominating, and Risk Management Committee chairs as well as the Secretary to the Holding Company Board;

•	Reviewed and approved amendments to the corporate defined benefits retirement plan allowing the modification of the early retirement criteria;

•	Reviewed and funded the 2007 contributions to the Non-Qualified Deferred Compensation Plan supplemental contribution accounts for five executives; and

•	Reviewed and approved the addition of the Chief Financial Officer and other executives to the Non-Qualified Deferred Compensation Plan supplemental contribution account program for 2008.

COMPENSATION FRAMEWORK

The discussion of the Company’s compensation framework in this section of the CD&A describes the following three aspects of our executive compensation policies and programs:

•	Pay components – a discussion of each element of total compensation, including the rationale for each and how each component relates to the total compensation structure.

•	Pay level – the factors used to determine the compensation opportunity, or potential payment amount at different performance levels, for each pay component.

•	Relationship to performance – how the Company determines appropriate performance measures and goals for incentive plan purposes, as well as how pay levels change as a function of performance.

Pay Components - Overview

The Company’s executive compensation program includes the components listed below.

•	Salary – fixed base pay that reflects each executive’s position, individual performance, experience, and expertise.

•

Annual Cash Incentive – pay that varies based on performance against annual business objectives; the Company communicates the associated performance metrics, goals, and award opportunities (expressed as a percentage of salary) to the executives at the beginning of the year.

•	Long-Term Incentives – equity-based awards (stock options and restricted stock) with values driven by individual and company performance.

•

Supplemental Executive Retirement Plan (“SERP”), a component of the Non-Qualified Deferred Compensation Plan - which may include Company contributions that are based on annual individual and Company performance. Inclusion in and contributions to the SERP program is determined by the Committee.

•	Other Compensation – perquisites consistent with industry practices in comparable banks, as well as broad-based employee benefits such as medical, dental, disability, and life insurance coverage.

Salary

The Company pays its executives cash salaries intended to be competitive and take into account the individual’s experience, performance, responsibilities, and past and potential contribution to the Company. The Committee annually reviews the salary of the CEOs. In addition, salaries paid to executive officers are reviewed annually by the CEOs and the Corporate Human Resources Director based upon subjective assessment of the nature of the position, the contributions, experience and Company tenure of the executive officer. The CEOs recommend base salary adjustments for all executive officers to the Committee. For the year ended December 31, 2007, the following base salaries were paid:

George A. Schloegel	$313,933
Carl J. Chaney	$349,731
John M. Hairston	$349,731
Michael M. Achary	$200,000
Clifton J. Saik	$254,001
Richard T. Hill	$220,000

On September 18, 2007, the Committee approved an increase to the compensation of the Chief Executive Officers, effective October 1, 2007. Based on recommendations from the Committee, the Board approved the following salaries:

Carl J. Chaney	$380,500
John M. Hairston	$380,500

On December 18, 2007, the Committee approved the compensation for executive officers Michael M. Achary, Clifton J. Saik and Richard T. Hill for 2008, effective January 1, 2008. Based on recommendations from the Committee, the Board approved the following salaries:

Michael M. Achary	$215,000
Clifton J. Saik	$259,001
Richard T. Hill	$230,000

Annual Cash Incentive

The Company uses annual incentives to focus attention on current strategic priorities and drive achievement of short-term corporate objectives. The 2007 Key Manager Plan is designed to focus executive officers towards improving three principle areas of performance: corporate, unit, and individual. To accomplish the focus, each of the three components is independently funded. The corporate component uses three key performance measurement areas: net earnings growth, average annual deposit growth, and average annual loan growth. The corporate component is weighted based on the level of corporate responsibility and impact each executive’s position carries. The performance goals for the 2007 Key Manager Plan corporate component were: 60% on Net Earnings of $96,100,000, 20% on Average Annual Deposits of $5,341,000, and 20% on Average Annual Loans of $3,521,000. The unit component is determined by the CEOs and each management sponsor. Each unit goal has a grading matrix established before the goals are communicated to the unit. For 2007, the Committee has established both corporate and individual goals for the executives. For the year ended December 31, 2007 the following cash bonuses were awarded:

George A. Schloegel	$87,872
Carl J. Chaney	$149,615
John M. Hairston	$149,615
Michael M. Achary	$56,885
Clifton J. Saik	$73,263
Richard T. Hill	$58,170

Long-Term Incentives (“LTI”)

The Company believes that equity ownership by Executive Management and Directors aligns executive and director interests with those of the shareholders. The Company uses stock options and restricted stock grants as the primary vehicle for long-term incentive compensation for both management and the Board. In March 2005, the shareholders of the Company approved Hancock Holding Company’s 2005 Long-Term Incentive Plan (“The Plan”). The Plan is designed to enable employees and directors to obtain a proprietary interest in the Company and to attract and retain outstanding associates. The Plan provides for awards up to an aggregate of five million (5,000,000) shares of the Company’s common stock which may be granted during the term of the Plan. The Plan limits the number of shares for which awards may be granted during any calendar year (the “Plan Year”) to two percent (2%) of the outstanding Company’s common stock as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending immediately prior to that Plan Year. In 2007, awards of both stock options and restricted stock were granted to five of the NEOs.

Vesting of these options occurs ratably over a five-year period following the date of the grant. Vesting of the restricted stock awards occurs in total after a five year period from the date of grant. The amount and form of each of these awards is stated below:

Named Executive Officer	Option Awards	Stock Awards
Carl J. Chaney	8,815	2,740
John M. Hairston	8,815	2,740
Michael M. Achary	4,408	1,368
Clifton J. Saik	4,408	1,601
Richard T. Hill	4,408	1,386

Non-Qualified Deferred Compensation Plan

In November 2006, the Company adopted a non-qualified deferred compensation plan supplemental contribution account for certain NEOs. The supplemental contribution account was implemented to provide the executive officer an incentive to continue working during the most productive years of their career, provide the Company with a tool to retain key executive talent, and replace benefits lost by compensation caps under the Company’s qualified benefits plans. The nonqualified deferred compensation plan’s supplemental contributions, when combined with these other retirement income sources, are designed to target a percentage of final compensation each year following retirement.

On December 18, 2007, the Committee approved the funding of the 2007 contribution to the supplemental contribution accounts of Carl J. Chaney, John M. Hairston, Clifton J. Saik, Alfred G. Rath, and Richard T. Hill. The Committee also approved the inclusion of Michael M. Achary in the supplemental account contribution program for 2008. Each contribution to the supplemental contribution account is subject to annual approval by the Committee. Supplemental contributions under the plan are based on the annual amount needed to accumulate a balance sufficient to produce a target retirement benefit beginning at age 65 retirement and continuing through the first fifteen post-employment years. The annual target benefit for each participant is 55% of final average compensation at age 65 retirement. The target benefit is achieved through contributions to the supplemental contribution account, projected annual benefit from the tax-qualified Hancock Bank Pension Plan, and the projected value of the company match made to the Hancock Bank 401(k) Savings and Investment Plan, if paid out over a fifteen (15) year period. “Final average compensation” is the estimated average of base salary and annual incentive bonus for the three (3) final consecutive years of employment with the Company, assuming an increase in compensation of 5% per year. While the contributions will be credited over a ten (10) year period upon approval by the Board, vesting of the contributions will not begin until age 50 and will fully vest at age 65.

Employment Contracts and Change-in-Control Agreements

The Company does not have employment contracts with the NEOs. Each of the NEOs, however, has a Change-in-Control agreement that, among other things, assures the individual’s employment for at least three years (or, in certain instances, severance payments) in the event of a change of control of the Company. If the executive is terminated by the Company after the change of control except for cause or as a result of the executive’s disability, then the executive is entitled to a severance payment equal to a percentage of base salary and bonus, which percentage varies depending on the executive’s agreement with the Company from 99% to 199%. The executive is also entitled to a severance payment if the executive resigns because of a material change in duties or relocation as the result of the change of control of the Company.

Other Compensation

The NEOs participate in the Company’s broad-based employee benefit plans, such as medical, dental, supplemental disability, and term life insurance programs. All of the NEOs are provided with a company–owned vehicle. The vehicle is provided primarily for their business travel that is targeted to meet or exceed 20,000 miles per year. The NEOs are also allowed to operate the vehicle for personal use upon which they are taxed through the Company’s payroll process. Due to limits on the current broad-based long-term disability policy, the Company provides each NEO with additional long-term disability insurance. The long-term disability benefit covers monthly amounts up to $7,500 in excess of $10,000. The long-term disability plan also provides a $2,000 monthly benefit for the NEOs spouse.

Summary of Pay Components

The Company uses the above pay components to balance various objectives. The Company desires to balance short-term, intermediate-term, and long-term objectives, so annual incentives are combined with long-term incentives. To attract executives, maintain a stable team of effective leaders, and provide non-competition and other protections for the Company, the compensation framework is considering additional components such as Change-in-Control agreements and SERPs.

The compensation framework balances the executives’ need for current cash, security, and funds to cover taxes on long-term incentives (through vehicles such as salary and annual incentives) with the need for alignment of executives’ long-term interests with those of shareholders (through vehicles such as equity grants). The components provide some degree of security at the base, threshold level of compensation, while motivating executives to focus on the strategic goals that will produce both outstanding Company financial performance and long-term wealth creation for the executives.

Pay Level and Benchmarking

Pay levels for executives are determined based on a number of factors, including the desire to maintain a team-based management culture, individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Committee is responsible for approving pay levels for the executive officers. In determining these pay levels, the Committee considers all forms of compensation and benefits, using tools such as wealth creation tally sheets to review the total value delivered through all elements of pay and the potential future value of the Committee’s current compensation decisions.

As noted earlier, the Company’s compensation structure is designed to position an executive’s total compensation at approximately the upper quartile of a peer group of comparable, high performing financial institutions, assuming the Company’s performance is at expected, target levels. The primary data source used in setting competitive market levels for the executive officers is the information publicly disclosed by a peer group (the “2007 Peer Group”) of the eighteen (18) companies listed below. This peer group is reviewed annually and may change from year-to-year. These companies, which have been carefully considered by the Committee for inclusion in the 2007 Peer Group, include banks of similar asset size and business strategy.

2007 PEER GROUP

Company Name, Headquarters’ State, (Ticker)	Company Name, Headquarters’ State, (Ticker)

BancorpSouth, Inc., MS (BXS)	Alabama National BanCorp., AL (ALAB)
Cullen/Frost Bankers, Inc., TX (CFR)	United Community Banks, Inc., GA (UCBI)
BankUnited Financial Corp., FL (BKUNA)	Park National Corp., OH (PRK)
FirstMerit Corp., OH (FMER)	AMCORE Financial, Inc., IL (AMFI)
Whitney Holding Corp., LA (WTNY)	WesBanco, Inc., WV (WSBC)
Trustmark Corp., MS (TRMK)	Sterling Bancshares, Inc., TX (SBIB)
First Midwest Bancorp, Inc., IL (FMBI)	Prosperity Bancshares, Inc., TX (PRSP)
United Bancshares, Inc., WV (UBSI)	IBERIABANK Corp., LA (IBKC)
BankAtlantic Bancorp, Inc., FL (BBX)	Capital City Bank Group, Inc., FL (CCBG)

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of shareholder value.

Tax and Accounting Considerations

The Company takes into account tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Statement of Financial Accounting Standards No. 123(R)), the Company must expense the grant-date fair value of share-based grants such as restricted stock, performance shares, and stock appreciation rights settled in stock. The grant-date value is amortized and expensed over the service period or vesting period of the grant. In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date. In selecting appropriate incentive devices, the Committee reviews appropriate expense analyses and considers the related tax and accounting issues.

Section 162(m) of the Internal Revenue Code of 1986 (as amended) generally limits the corporate tax deduction for compensation in excess of $1.0 million that is paid to a NEO, unless certain performance-based conditions are met. In establishing and administering the Company’s compensation programs, the Committee complies with the requirements of Section 162(m), although the Company retains the flexibility to pay compensation that is not eligible for such treatment under Section 162(m) if it is in the best interest of the Company to do so.

CONCLUSION

The Committee takes a best-practices approach to establishing and administering NEOs’ compensation. Each component of compensation is developed using a defined methodology. The methodology has ensured that the NEOs’ compensation is competitive with other high-performing banks and is tightly aligned with the Company’s short and long-term financial performance. Through the use of external compensation consultants and internal compensation expertise, the Committee has designed and approved a compensation program that achieves all of the Committee’s goals and objectives.

In performing its oversight role, the Compensation Committee has considered and discussed the Compensation Discussion and Analysis (CD&A) with executive management. On February 19, 2008, the Compensation Committee recommended to the Board of Directors that the 2007 CD&A be included in its Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Frank E. Bertucci (Chairperson)
Joseph F. Boardman, Jr.
Charles H. Johnson, Sr.
Don P. Descant

Hancock Holding Company
Summary Compensation Table (SCT)
For the Year Ended December 31, 2007

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)		Option Awards (2)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Comp. (5)	Total

(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)	(j)

George A. Schloegel, Chairman of the Board	2007	$313,933	$—	$ 95,254	(3)	$ —		$ 87,872	$ (17,125)	$ 121,029	$ 600,963
	2006	481,140	50,000	336,852	(3)	426,855	(3)	290,123	59,713	126,494	1,771,177
Carl J. Chaney, CEO	2007	349,731	—	74,354		50,916		149,615	9,019	120,943	754,578
	2006	280,500	—	70,843		56,347		133,964	9,437	123,676	674,767
John M. Hairston, CEO	2007	349,731	—	74,354		50,916		149,615	7,608	108,491	740,715
	2006	280,500	—	70,843		56,347		133,964	10,451	110,952	663,057
Michael M. Achary, CFO	2007	200,000	—	25,135		21,463		56,885	181	10,154	313,818
Clifton J. Saik, Senior Trust Officer	2007	254,001	—	37,381		25,458		73,263	19,069	129,330	538,503
	2006	249,001	—	35,421		28,174		101,274	16,646	133,791	564,307
Richard T. Hill, Senior Retail Officer	2007	220,000	—	37,162		25,458		58,170	14,527	88,988	444,305
	2006	200,000	—	35,421		28,174		79,400	13,380	85,159	441,534
Alfred G. Rath, Chief Credit Officer	2006	200,000	—	31,396		28,174		83,790	120,660	40,534	504,554

(1)

In 2007, a portion of the amounts shown represents grants of prior years expensed in 2007 as follows: 2006 grants $187,789. In 2006, the Company granted restricted stock on January 18, 2006. The shares were granted on a discretionary basis and are subject to five-year service vesting. The shares were granted at a price of $39.83. Awards for the six executives were: Mr. Schloegel 6,000; Mr. Chaney 3,000; Mr. Hairston 3,000; Mr. Saik 1,500; Mr. Rath 1,500 and Mr. Hill 1,500. A portion of the amounts shown represent grants of prior years expensed in 2006 as follows: 2003 grants $69,763; 2004 grants $92,302; and 2005 grants $103,059.

(2)

In 2007, a portion of the amounts shown represents grants of prior years expensed in 2007 as follows: 2003 grants $68,192; 2004 grants $94,974; 2005 grants $109,185; and 2006 grants $93,100. In 2006, the Company granted incentive and non-qualified stock options on January 18, 2006. The stock options were granted on a discretionary basis in fiscal year 2006 and are subject to five-year service vesting. The January 18, 2006 stock options were granted at an exercise price of $39.83. The values in the table represent a grant date fair value computed in accordance with FAS 123R. The following inputs are used in the Black-Scholes methodology: expected volatility 29.87%, risk-free interest rate 4.30%, expected life eight years and expected divided yield 1.61%. The resulting Black-Scholes grant value is $17.07 per share. Awards for the six executives were: Mr. Schloegel 12,550 shares (ISO) and 12,449 shares (NQO); Mr. Chaney 12,550 shares (ISO) and 5,450 shares (NQO); Mr. Hairston 12,550 shares (ISO) and 5,450 shares (NQO); Mr. Saik 9,000 shares (ISO); Mr. Rath 9,000 shares (ISO) and Mr. Hill 9,000 shares (ISO).

(3)

Mr. Schloegel did not receive awards or options in 2007. His expense is related to 2003 – 2005 awards. 2006 - Mr. Schloegel is eligible for retirement therefore amounts for Stock Awards and Option Awards represent total expense for award.

(4)

2007 - Based on SFAS No. 87 assumptions used for disclosure as of 9/30/2007 and 9/30/2006. All amounts represent the change in pension value except for Mr. Schloegel’s amounts. Mr. Schloegel’s amounts are $135,349 for change in pension value and ($152,474) for change in non-qualified deferred compensation earnings. 2006 - Based on SFAS No. 87 assumptions used for disclosure as of 9/30/2006 and 9/30/2005. All amounts represent the change in pension value except for Mr. Schloegel’s amounts. Mr. Schloegel’s amounts are $152,940 for change in pension value and ($93,227) for change in non-qualified deferred compensation earnings.

(5)	See next table for disclosure of All Other Compensation.

Hancock Holding Company
SCT (continued)
Footnote (5) – All Other Compensation
For the Year Ended December 31, 2007

Name	Year	Auto Allowance	Supplemental Retirement Payment (1)	Tax Gross-up (2)	401(k) Match	Supplemental Long-Term Disability Insurance	Non-Qualified Deferred Compensation	Group- Term Life Insurance	Additional Compensation (3)	Total Other Compensation

George A. Schloegel, Chairman of the Board	2007	$ 552	$63,500	$43,471	$ 3,500	$ 2,481	$ 3,305	$ 4,220	$ —	$ 121,029
	2006	4,013	63,500	43,524	7,355	3,782	—	4,220	100	126,494
Carl J. Chaney, CEO	2007	1,400	—	—	4,500	2,582	112,250	211	—	120,943
	2006	4,451	—	—	7,500	2,582	108,932	211	—	123,676
John M. Hairston, CEO	2007	916	—	—	4,500	2,324	100,452	299	—	108,491
	2006	3,766	—	—	7,500	2,324	97,063	299	—	110,952
Michael M. Achary, CFO	2007	740	—	—	4,500	2,208	2,575	131	—	10,154
Clifton J. Saik, Senior Trust Officer	2007	665	—	—	4,500	966	122,789	410	—	129,330
	2006	4,214	—	—	6,843	—	119,549	410	2,775	133,791
Richard T. Hill, Senior Retail Officer	2007	1,970	—	—	4,500	3,318	78,968	232	—	88,988
	2006	316	—	—	5,551	3,262	75,798	232	—	85,159
Alfred G. Rath, Chief Credit Officer	2006	2,734	—	—	5,461	3,918	26,582	1,689	150	40,534

(1)	Represents payment under new agreement to replace the split dollar agreement that terminated in 2004.

(2)	Represents tax gross-up payment under new agreement to replace the split dollar agreement that terminated in 2004.

(3)	Represents reimbursement of club dues for Mr. Schloegel and Mr. Saik, and other compensation for Mr. Rath.

Hancock Holding Company
Grants of Plan-Based Awards
For the Year Ended December 31, 2007

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards

Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)

George A. Schloegel, Chairman of the Board	11/13/2007	$48,600	$162,000	$162,000	—	—	—	—		—	$ —	$ —
Carl J. Chaney, CEO	11/13/2007	83,935	279,785	328,747	—	—	—	2,740	(2)	8,815	38.88	260,794
John M. Hairston, CEO	11/13/2007	83,935	279,785	328,747	—	—	—	2,740	(2)	8,815	38.88	260,794
Michael M. Achary, CFO	11/13/2007	46,200	84,000	93,450	—	—	—	1,368		4,408	38.88	130,328
Clifton J. Saik, Senior Trust Officer	11/13/2007	58,674	106,680	118,682	—	—	—	1,601		4,408	38.88	139,387
Richard T. Hill, Senior Retail Officer	11/13/2007	50,820	92,400	102,795	—	—	—	1,386		4,408	38.88	131,028

(1)

The Company’s equity plan does not issue equity grants based on specific performance metrics. Annually the CEOs make recommendations to the Compensation Committee on the award for each NEO. The recommendation is based on the NEO’s contribution and performance during the year. The awards are approved by the Compensation Committee.

(2)	Includes shares deferred into the Company’s Non-Qualified Deferred Compensation Plan; Mr. Chaney 685 shares and Mr. Hairston 274 shares.

Hancock Holding Company
Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2007

	Options Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting Date

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)	(k)

George A. Schloegel, Chairman of the Board	4,999	20,000	—	$39.83	1/18/2016	—		$—	—	$—	1/18/2011	(1)
“	—	—	—	—	—	6,000		229,200	—	—	1/18/2011
“	24,999	—	—	31.20	1/13/2015	—		—	—	—	12/21/2005
“	—	—	—	—	—	6,000		229,200	—	—	2/21/2010
“	—	—	—	—	—	6,000		229,200	—	—	1/8/2009
“	—	—	—	—	—	6,000		229200	—	—	1/6/2008
Carl J. Chaney, CEO	—	8,815	—	38.88	11/13/2017	—		—	—	—	11/13/2012	(1)
“	—	—	—	—	—	2,740	(2)	104,668	—	—	11/13/2012
“	3,600	14,400	—	39.83	1/18/2016	—		—	—	—	1/18/2011	(1)
“	—	—	—	—	—	3,000		114,600	—	—	1/18/2011
“	18,000	—	—	31.20	1/13/2015	—		—	—	—	12/21/2005
“	—	—	—	—	—	3,000		114,600	—	—	2/21/2010
“	18,000	—	—	27.97	1/8/2014	—		—	—	—	12/21/2005
“	—	—	—	—	—	3,000		114,600	—	—	1/8/2009
“	18,000	—	—	22.36	1/6/2013	—		—	—	—	12/21/2005
“	—	—	—	—	—	3,000		114,600	—	—	1/6/2008
“	11,998	—	—	14.50	1/9/2012	—		—	—	—	1/9/2006
“	11,998	—	—	11.67	12/14/2010	—		—	—	—	12/14/2004
“	12,000	—	—	12.75	12/21/2009	—		—	—	—	12/21/2003
John M. Hairston, CEO	—	8,815	—	38.88	11/13/2017	—		—	—	—	11/13/2012	(1)
“	—	—	—	—	—	2,740	(2)	104,668	—	—	11/13/2012
“	3,600	14,400	—	39.83	1/18/2016	—		—	—	—	1/18/2011	(1)

Hancock Holding Company
Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2007

	Options Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting Date

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

John M. Hairston, CEO	—	—	—	—	—	3,000	114,600	—	—	1/18/2011
“	18,000	—	—	31.20	1/13/2015	—	—	—	—	12/21/2005
“	—	—	—	—	—	3,000	114,600	—	—	2/21/2010
“	18,000	—	—	27.97	1/8/2014	—	—	—	—	12/21/2005
“	—	—	—	—	—	3,000	114,600	—	—	1/8/2009
“	18,000	—	—	22.36	1/6/2013	—	—	—	—	12/21/2005
“	—	—	—	—	—	3,000	114,600	—	—	1/6/2008
“	11,998	—	—	14.50	1/9/2012	—	—	—	—	1/9/2006
“	11,998	—	—	11.67	12/14/2010	—	—	—	—	12/14/2004
“	12,000	—	—	12.75	12/21/2009	—	—	—	—	12/21/2003
“	2,964	—	—	14.50	12/24/2008	—	—	—	—	12/24/2002
Michael M. Achary, CFO	—	4,408	—	38.88	11/13/2017	—	—	—	—	11/13/2012	(1)
“	—	—	—	—	—	1,368	52,258	—	—	11/13/2012
“	1,500	6,000	—	39.83	1/18/2016	—	—	—	—	1/18/2011	(1)
“	—	—	—	—	—	1,200	45,840	—	—	1/18/2011
“	5,000	—	—	31.20	1/13/2015	—	—	—	—	12/21/2005
“	—	—	—	—	—	1,000	38,200	—	—	2/21/2010
“	—	—	—	—	—	1,000	38,200	—	—	1/8/2009
“	—	—	—	—	—	600	22,920	—	—	1/6/2008

Hancock Holding Company
Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2007

	Options Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting Date

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Clifton J. Saik, Senior Trust Officer	—	4,408	—	38.88	11/13/2017	—	—	—	—	11/13/2012	(1)
“	—	—	—	—	—	1,601	61,158	—	—	11/13/2012
“	1,800	7,200	—	39.83	1/18/2016	—	—	—	—	1/18/2011	(1)
“	—	—	—	—	—	1,500	57,300	—	—	1/18/2011
“	9,000	—	—	31.20	1/13/2015	—	—	—	—	12/21/2005
“	—	—	—	—	—	1,500	57,300	—	—	2/21/2010
“	9,000	—	—	27.97	1/8/2014	—	—	—	—	12/21/2005
“	—	—	—	—	—	1,500	57,300	—	—	1/8/2009
“	9,000	—	—	22.36	1/6/2013	—	—	—	—	12/21/2005
“	—	—	—	—	—	1,500	57,300	—	—	1/6/2008
“	6,000	—	—	14.50	1/9/2012	—	—	—	—	1/9/2006
“	6,000	—	—	11.67	12/14/2010	—	—	—	—	12/14/2004
“	4,500	—	—	12.75	12/21/2009	—	—	—	—	12/21/2003
“	2,250	—	—	14.50	12/24/2008	—	—	—	—	12/24/2002
Richard T. Hill, Senior Retail Officer	—	4,408	—	38.88	11/13/2017	—	—	—	—	11/13/2012	(1)
“	—	—	—	—	—	1,386	52,945	—	—	11/13/2012
“	1,800	7,200	—	39.83	1/18/2016	—	—	—	—	1/18/2011	(1)
“	—	—	—	—	—	1,500	57,300	—	—	1/18/2011
“	9,000	—	—	31.20	1/13/2015	—	—	—	—	12/21/2005
“	—	—	—	—	—	1,500	57,300	—	—	2/21/2010

Hancock Holding Company
Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2007

	Options Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting Date

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Richard T. Hill, Senior Retail Officer	9,000	—	—	27.97	1/8/2014	—	—	—	—	12/21/2005
“	—	—	—	—	—	1,500	57,300	—	—	1/8/2009
“	9,000	—	—	22.36	1/6/2013	—	—	—	—	12/21/2005
“	—	—	—	—	—	1,500	57,300	—	—	1/6/2008
“	7,498	—	—	14.50	1/9/2012	—	—	—	—	1/9/2006
“	7,500	—	—	11.67	12/14/2010	—	—	—	—	12/14/2004
“	7,500	—	—	12.75	12/21/2009	—	—	—	—	12/21/2003

(1)	20% vesting per year for five (5) years.

(2)	Includes shares deferred into the Company’s Non Qualified Deferred Compensation Plan; Mr. Chaney 685 shares and Mr. Hairston 274 shares.

Hancock Holding Company
Option Exercises and Stock Vested
For the Year Ended December 31, 2007

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)	(d)	(e)

George A. Schloegel, Chairman of the Board	129,996	$5,622,314	—	$—
Carl J. Chaney, CEO	—	—	—	—
John M. Hairston, CEO	—	—	—	—
Michael M. Achary, CFO	—	—	—	—
Clifton J. Saik, Senior Trust Officer	—	—	—	—
Richard T. Hill, Senior Retail Officer	—	—	—	—

Hancock Holding Company
Pension Benefits Table
For the Year Ended December 31, 2007

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)		(e)

George A. Schloegel, Chairman of the Board	Hancock Bank Pension Plan	45	$1,890,253	(1)	$—
“	Supplemental Retirement Plans #1	45	1,040,899	(2)	—
“	Supplemental Retirement Plans #2	45	1,363,577	(2)	—
“	Supplemental Retirement Plans #3	45	306,797	(2)	106,971 (3)
Carl J. Chaney, CEO	Hancock Bank Pension Plan	9	72,525	(1)	—
John M. Hairston, CEO	Hancock Bank Pension Plan	13	95,985	(1)	—
Michael M. Achary, CFO	Hancock Bank Pension Plan	7	45,461	(1)	—
Clifton J. Saik, Senior Trust Officer	Hancock Bank Pension Plan	9	130,794	(1)	—
Richard T. Hill, Senior Retail Officer	Hancock Bank Pension Plan	9	86,390	(1)	—

(1)

The Present Value of the Accumulated Benefit Obligation is determined using 6.31% per annum and the 1994 Group Annuity Mortality Table and assumes the benefit will be paid in the normal form on the later of age 65 and the valuation date.

(2)	The Present Value of the Accumulated Benefit Obligation is determined using 6.31% per annum and assumes the benefit will be paid in the normal form on the later of age 65 and the valuation date.

(3)	Represents payment and tax gross-up under new agreement to replace the split dollar agreement that terminated in 2004.

Hancock Holding Company
Non-Qualified Deferred Compensation Table
For the Year Ended December 31, 2007

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)	(f)

George A. Schloegel, Chairman of the Board	$125,000	$3,305	$24,256	$—	$401,206
Carl J. Chaney, CEO	85,951	112,250	5,564	—	368,267
John M. Hairston, CEO	27,386	100,452	10,626	—	350,748
Michael M. Achary, CFO	21,218	2,575	1,949	—	48,999
Clifton J. Saik, Senior Trust Officer	22,827	122,789	3,536	—	312,211
Richard T. Hill, Senior Retail Officer	11,000	78,968	7,645	—	234,118

(1)

Executives may elect a maximum deferral of 80% of base salary, 100% of annual incentive bonus, and 100% of performance stock and restricted stock. The minimum deferral for base salary and annual incentive bonus is a $3,000 aggregate. There is no minimum deferral for performance stock and restricted stock.

(2)

Company contributions are made at the discretion of the committee. Each year, a 401(k) restoration matching contribution may be made to participant accounts. The plan also allows for supplemental contributions to be made to participants at the discretion of the committee. The factors taken into consideration for these contributions are current total compensation and a reasonable estimate of final pay at retirement, years of service while eligible for supplemental contributions, remaining with the company until age 65, a reasonable estimate of growth in the value of the supplemental contribution account investments over the years prior to retirement, and the growth of the supplemental contribution account based on actual investment opportunities deemed to be credited to the supplemental contribution account.

(3)

Executives elect investment options from a group of measurement funds available in the plan. Allocations and reallocations can be made on a daily basis subject to certain limitations. The accounts are adjusted on a daily basis based on the performance of each measurement fund selected.

(4)	Payments from the plan begin upon the earlier of retirement, termination of employment, disability, death, or in the event of a scheduled distribution

Hancock Holding Company
Director Compensation Table
For the Year Ended December 31, 2007

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Boardman, Jr., Joseph F.	$40,933	$—	$—	$—	$—	$—	$40,933
Pickering, Christine L.	33,317	—	—	—	—	—	33,317
Horne, James H.	35,633	—	—	—	—	—	35,633
Bertucci, Frank E.	29,533	—	—	—	—	—	29,533
Estabrook, Jr., James B.	30,633	—	—	—	—	—	30,633
Johnson, Sr., Charles H.	36,550	5,195	—	—	—	—	41,745
Bankston, Alton G.	32,700	—	—	—	—	—	32,700
Descant, Don P.	38,425	—	—	—	—	—	38,425
Pace, John H.	40,350	—	—	—	—	—	40,350
Roseberry, Robert	7,500	—	—	—	—	—	7,500
Topazi, Anthony	22,725	—	—	—	—	—	22,725

(1)

$1,000 retainer paid monthly; HHC board meeting pays $600 per meeting; Gulfport board meeting pays $400 per meeting; advisory board meeting pays $250 per meeting; loan committee meeting by phone pays $200 weekly (if called); all other committee meetings pay $300 per meeting. Beginning in December 2007, monthly retainer fees changed as follows: Audit chair $1,666; Compensation chair $1,333; Nominating chair $1,333; Risk Management chair $1,333; HHC Board Secretary $1,333 and all other retainers remained $1,000. Each director can elect to receive payment in the form of cash, stock or deferred compensation.

(2)

From time to time the Company will initiate new business referral programs for all Directors of the Company who are also not employees. In 2007, the Company offered a voluntary referral program to these Directors. Directors earn points for new business referred to the Company. At year-end, the points were tallied and $1.00 was paid to the Directors for every point. The Company purchased shares of stock off the open market equivalent to the number of dollars each Director earned. In 2007, Mr. Johnson earned 136 shares which will be paid out in 2008.

Hancock Holding Company
Potential Payments Upon Termination or Change-in-Control – George A. Schloegel
As of December 31, 2007

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	For Cause Termination	Termination for Good Reason upon CIC	Termination upon Expiration of CIC Employment Period	Death	Disability

Compensation: (George A. Schloegel)
Base Salary	$—	$—	$—	$597,000	$300,000	$—	$—
Short-Term Incentive	—	162,000	—	138,802	138,802	162,000	162,000
Long-Term Incentives:
RSA (2003 - 2006 grants)
Unvested & Accelerated	—	916,800	—	916,800	916,800	916,800	916,800
Deferred RSA – Unvested	—	—	—	—	—	—	—
ISO (2006 grant)
Unvested & Accelerated	—	0	—	0	0	0	0
Benefits and Perquisites:
Incremental SERP	—	—	—	—	—	—	—
Disability Benefits (monthly benefit)	—	—	—	—	—	—	7,500
BOLI death benefit	—	—	—	—	—	25,000	—
280G Tax Gross-up	—	—	—	—	—	—	—
CIC Career Counseling Services	—	—	—	30,000	—	—	—

Total:	$0	$1,078,800	$0	$1,682,602	$1,355,602	$1,103,800	$1,086,300

Hancock Holding Company
Potential Payments Upon Termination or Change-in-Control – Carl J. Chaney
As of December 31, 2007

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	For Cause Termination	Termination for Good Reason upon CIC	Termination upon Expiration of CIC Employment Period	Death	Disability

Compensation: (Carl J. Chaney)
Base Salary	$—	$—	$—	$757,195	$380,500	$—	$—
Short-Term Incentive	—	279,785	—	238,072	238,072	279,785	279,785
Long-Term Incentives:
RSA (2003 – 2007 grants)
Unvested & Accelerated	—	458,400	—	536,901	536,901	536,901	536,901
Deferred RSA Unvested	—	—	—	20,826	20,826	26,343	26,343
ISO (2006 - 2007 grants)
Unvested & Accelerated	—	0	—	0	0	0	0
Benefits and Perquisites:
Incremental SERP	—	221,149	—	217,237	217,237	221,149	221,149
Disability Benefits (monthly benefit)	—	—	—	—	—	—	7,500
BOLI death benefit	—	—	—	—	—	25,000	—
280G Tax Gross-up	—	—	—	199,067	—	—	—
CIC Career Counseling Services	—	—	—	38,050	—	—	—

Total:	$0	$959,334	$0	$2,007,348	$1,393,536	$1,089,178	$1,071,678

Hancock Holding Company
Potential Payments Upon Termination or Change-in-Control – John M. Hairston
As of December 31, 2007

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	For Cause Termination	Termination for Good Reason upon CIC	Termination upon Expiration of CIC Employment Period	Death	Disability

Compensation: (John M. Hairston)
Base Salary	$—	$—	$—	$757,195	$380,500	$—	$—
Short-Term Incentive	—	279,785	—	238,072	238,072	279,785	279,785
Long-Term Incentives:
RSA (2003 - 2007 grants)
Unvested & Accelerated	—	458,400	—	552,601	552,601	552,601	552,601
Deferred RSA Unvested	—	—	—	8,330	8,330	10,537	10,537
ISO (2006 - 2007 grants)
Unvested & Accelerated	—	0	—	0	0	0	0
Benefits and Perquisites:
Incremental SERP	—	198,176	—	198,176	198,176	198,176	198,176
Disability Benefits (monthly benefit)	—	—	—	—	—	—	7,500
BOLI death benefit	—	—	—	—	—	25,000	—
280G Tax Gross-up	—	—	—	199,067	—	—	—
CIC Career Counseling Services	—	—	—	38,050	—	—	—

Total:	$0	$936,361	$0	$1,991,491	$1,377,679	$1,066,099	$1,048,599

Hancock Holding Company
Potential Payments Upon Termination or Change-in-Control – Michael M. Achary
As of December 31, 2007

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	For Cause Termination	Termination for Good Reason upon CIC	Termination upon Expiration of CIC Employment Period	Death	Disability

Compensation: (Michael M. Achary)
Base Salary	$—	$—	$—	$198,000	$200,000	$—	$—
Short-Term Incentive	—	84,000	—	73,853	73,853	84,000	84,000
Long-Term Incentives:
RSA (2003 - 2007 grants)
Unvested & Accelerated	—	145,160	—	197,418	197,418	197,418	197,418
Deferred RSA Unvested	—	—	—	—	—	—	—
ISO (2006 - 2007 grants)
Unvested & Accelerated	—	0	—	0	0	0	0
Benefits and Perquisites:
Incremental SERP	—	—	—	—	—	—	—
Disability Benefits (monthly benefits)	—	—	—	—	—	—	5,538
BOLI death benefit	—	—	—	—	—	25,000	—
280G Tax Gross-up	—	—	—	—	—	—	—
CIC Career Counseling Services	—	—	—	20,000	—	—	—

Total:	$0	$229,160	$0	$489,271	$471,271	$306,418	$286,956

Hancock Holding Company
Potential Payments Upon Termination or Change-in-Control – Clifton J. Saik
As of December 31, 2007

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	For Cause Termination	Termination for Good Reason upon CIC	Termination upon Expiration of CIC Employment Period	Death	Disability

Compensation: (Clifton J. Saik)
Base Salary	$—	$—	$—	$251,461	$254,001	$—	$—
Short-Term Incentive	—	106,680	—	91,857	91,857	106,680	106,680
Long-Term Incentives:
RSA (2003 - 2007 grants)
Unvested & Accelerated	—	229,200	—	290,358	290,358	290,358	290,358
Deferred RSA Unvested	—	—	—	—	—	—	—
ISO (2006 - 2007 grants)
Unvested & Accelerated	—	0	—	0	0	0	0
Benefits and Perquisites:
Incremental SERP	65,167	241,359	65,167	122,580	122,580	241,359	241,359
Disability Benefits (monthly benefits)	—	—	—	—	—	—	6,805
BOLI death benefit	—	—	—	—	—	25,000	—
280G Tax Gross-up	—	—	—	—	—	—	—
CIC Career Counseling Services	—	—	—	25,400	—	—	—

Total:	$65,167	$577,239	$65,167	$781,656	$758,796	$663,397	$645,202

Hancock Holding Company Potential Payments Upon Termination or Change-in-Control – Richard T. Hill As of December 31, 2007

Executive Benefits and Payments Upon Termination	Voluntary Termination	Normal Retirement	For Cause Termination	Termination for Good Reason upon CIC	Termination upon Expiration of CIC Employment Period	Death	Disability

Compensation: (Richard T. Hill)
Base Salary	$—	$—	$—	$217,800	$220,000	$—	$—
Short-Term Incentive	—	92,400	—	77,131	77,131	92,400	92,400
Long-Term Incentives:
RSA (2003 - 2007 grants)
Unvested & Accelerated	—	229,200	—	282,145	282,145	282,145	282,145
Deferred RSA Unvested	—	—	—	—	—	—	—
ISO (2006 - 2007 grants)
Unvested & Accelerated	—	0	—	0	0	0	0
Benefits and Perquisites:
Incremental SERP	10,939	156,271	10,939	115,733	115,733	156,271	156,271
Disability Benefits (monthly benefits)	—	—	—	—	—	—	7,500
BOLI death benefit	—	—	—	—	—	25,000	—
280G Tax Gross-up	—	—	—	—	—	—	—
CIC Career Counseling Services	—	—	—	22,000	—	—	—

Total:	$10,939	$477,871	$10,939	$714,809	$695,009	$555,816	$538,316

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables above reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, normal retirement, for cause termination, termination for good reason upon change in control, termination upon expiration in change in control employment period and in the event of death or disability of the executive is shown above. The amounts shown assume that such termination was effective as of December 31, 2007 and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the company.

Payments Made Upon Voluntary Termination

In the event of a voluntary termination by a named executive officer, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	Vested amounts in any Company contribution accounts in the Non-Qualified Deferred Compensation Plan.

Payments Made Upon Normal Retirement

In the event of normal retirement of a named executive officer, in addition to the items identified above:

•	he will immediately vest in all outstanding options (incentive and non-qualified) granted prior to 2007 and retain such options for a six month period;

•	he will immediately vest in all outstanding awards granted prior to 2007; and

•	he will immediately vest in any company contribution accounts in the Non-Qualified Deferred Compensation Plan.

Payments Made Upon Death or Disability

In the event of death or disability of a named executive officer, in addition to the items identified above:

•	he will immediately vest in all outstanding options (incentive and non-qualified) and retain such options for a one year period;

•	he will immediately vest in all outstanding awards;

•	he will immediately vest in any company contribution accounts in the Non-Qualified Deferred Compensation Plan; and

•	he will receive benefits under the Company’s executive disability plan or payments under the Company’s Bank Owned Life Insurance (BOLI) plan, as appropriate.

Payments Made Upon a Change of Control

The Company has entered into Change of Control Employment Agreements with each named executive officer. These agreements provide for continued employment for a period of three years following a change of control (the “Employment Period”). Pursuant to these agreements, if an executive’s employment is terminated following a change of control and prior to the end of the Employment Period (other than termination by the Company for cause or by reason of death or disability), or if the executive terminates his employment in certain circumstances defined in the agreement which constitutes “good reason”, or if the executive resigns for any reason during the thirty day period following the date that is six months after the effective date of a change of control, the executive will receive certain benefits in addition to those listed under the heading “Payments Made Upon Termination and Payments Made Upon Normal Retirement, Death or Disability”:

•	the named executive officer will receive:

o	a lump sum severance payment which is a multiple of the Executive’s Base Compensation and average Employment Period Bonus; and

•	career counseling services for a period of 6 months.

In addition, the Award Agreements pursuant to which certain equity based awards have been made to the executives under the Company’s Long Term Incentive Plan provide for an acceleration of the benefits in the event of a change of control. As a result:

•	all restricted stock awards granted to the executive prior to 2007 will automatically vest and become non-forfeitable; and

•	all stock options granted prior to 2007, held by the executive will automatically vest and become exercisable.

Generally, pursuant to the agreements a change of control is deemed to occur if:

(i)

a person, including a “group” as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 becomes the owner of shares of Hancock having fifty (50%) percent or more of the voting power of the then outstanding shares,

(ii)

Immediately following a reorganization, merger or consolidation with another corporation former shareholders of Hancock control less than fifty (50%) percent of the voting power of the resulting corporation,

(iii)

Hancock becomes a subsidiary of or controlled by one or more other corporations or unincorporated entities or all or substantially all of the assets of Hancock are acquired by one or more corporations or unincorporated entities, or

(iv)

During any period of two consecutive calendar years, the individuals who, at the beginning of such period, constitute the Board of Directors of the HHC cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the HHC shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or persons nominated or elected by such directors.

“Good Reason” shall mean:

(i)

the assignment of duties or other actions that are materially inconsistent with or result in a material diminution of Executive’s position, authority, duties or responsibilities immediately prior to the Change of Control; or

(ii)

requiring Executive, without his consent, to be based at any office or location outside of a twenty-mile radius of the location at which Executive was based prior to the Effective Date of a Change of Control.

If the executive remains employed throughout the Employment Period, the Change of Control Employment Agreements provide the executive will receive a lump-sum payment equal to his average annual base salary during the Employment Period, plus his average Employment Period Bonus.

280G Tax Gross-up

Upon a change in control of the Company the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. The Company has agreed to reimburse the executive for excise taxes that are imposed on the executive under Section 280G.

FIVE YEAR SHAREHOLDER RETURN COMPARISON

          The U.S. Securities and Exchange Commission requires that the Company include in its Annual Report on Form 10-K the line graph presentation set forth below. The Company is also including the graph in this Proxy Statement for the Company’s shareholders’ ease of reference. The following graph compares cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The peer group index is a group of financial institutions in the southeast that are similar in asset size and business strategy; a list of the companies included in the index follows the graph.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG HANCOCK HOLDING CO.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 31, 2002
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2007

AMCORE FINANCIAL INC
BANCORP SOUTH
BANK ATLANTIC BANCORP A
BANK UNITED FINANCIAL A
CAPITAL CITY BANK GROUP
COLONIAL BANGROUP CL A
CULLEN FROST BANKERS INC
FIRST MIDWEST BANCORP
FIRSTMERIT CORP
FNB CORPORATION FL
IBERIA BANCORPORATION
PARK NATIONAL CORP
PROSPERITY BANCSHARES
SOUTH FINANCIAL GROUP
STERLING BANCSHARES
SUSQUEHANNA BANCSHARES
TRUSTMARK CORP
UNITED BANCSHARES INC WV
UNITED COMMUNITY BANKS
WESBANCO
WHITNEY HOLDING CORP

BOARD COMMITTEES AND MEETINGS

Audit Committee

Audit Committee

          The Company has an Audit Committee, which is currently composed of independent directors (as the term independent is defined by NASDAQ listing standards) John H. Pace, Anthony J. Topazi, and Christine L. Pickering. The Company’s Board of Directors has determined that Ms. Pickering, a practicing CPA, is an audit committee financial expert as that term is defined in pertinent regulations. She also serves as Chairperson of the Audit Committee. The Audit Committee acts pursuant to a written Audit Committee Charter, a copy of which is available on the Company’s website under Investor Relations – Corporate Governance – Committee Charters, which may be found at http://www.shareholder.com/hbhc/governance.cfm. The Audit Committee oversees the operation of the Company’s Audit Department and makes recommendations to the Board of Directors concerning the independent public accountants for the Company and its subsidiaries. The Audit Committee met twelve (12) times during 2007. The Audit Committee’s Pre-Approval Policies and Procedures are available on the Company’s website address at http://www.shareholder.com/hbhc/governance.cfm.

Compensation Committee

          As of December 31, 2007 the following directors served as members of the Compensation Committee of Hancock Holding Company’s Board of Directors: Frank E. Bertucci (Chairperson), J.F. Boardman, Jr., Don P. Descant, and Charles H. Johnson, Sr. The Compensation Committee met eleven (11) times in 2007.

          There are no relationships that would create a compensation committee interlock as defined under applicable SEC regulations.

Role and Purpose of the Compensation Committee

          The primary purpose of the Compensation Committee (the “Committee”) is to aid the Board of Directors (the “Board”) in discharging its responsibilities relating to the compensation of the Company’s Chief Executive Officer and other officers of the company and its subsidiaries having the rank of Executive Vice President or higher and who report directly to the Chief Executive Officer (referred to herein as “executive officers”). The Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. The Compensation Committee also oversees the preparation of and approves the annual Committee report on executive compensation for inclusion in the Company’s proxy statement. The Compensation Committee Charter, which further outlines the Committee’s responsibilities and duties, appears on the Company’s website under Investor Relations – Corporate Governance – Committee Charters at http://www.shareholder.com/hbhc/governance.cfm.

Nominating Committee

          The Company has a Nominating and Corporate Governance Committee consisting of four (4) independent directors (as the term independent is defined by NASDAQ Global Listing Standards) James B. Estabrook, Jr. (Chairperson), James H. Horne, John H. Pace and Christine L. Pickering. The Nominating and Corporate Governance Committee provides oversight on a broad range of issues surrounding the composition and operation of the Board of Directors of Hancock Holding Company. The Nominating and Corporate Governance Committee has a charter which is available on the Company’s website under Investor Relations–Corporate Governance – Committee Charters at http://www.shareholder.com/hbhc/governance.cfm. The Nominating and Corporate Governance Committee met ten (10) times in 2007.

          Nominations for the election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made by a shareholder by delivering written notice to the Company’s Corporate Secretary not less than fifty (50) nor more than ninety (90) days prior to the meeting at which directors are to be elected, provided that the Company has mailed the first notice of the meeting at least sixty (60) days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within ten (10) days following the earlier of: (i) the date that notice of the date of the meeting was first mailed to the shareholders, or (ii) the date on which public disclosure of such date was made.

          The shareholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Company’s Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of Directors. The shareholder’s notice must also set forth as to the shareholder giving notice: (i) the name and address of such shareholder; and (ii) the amount of such shareholder’s beneficial ownership of the Company’s Common Stock.

          If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the Annual Meeting may determine that such shareholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as Director of the Company.

          It is the Nominating Committee’s policy to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. The Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be followed by Stockholders

To submit a recommendation of a director candidate to the Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Committee, care of Paul D. Guichet, Vice President, Corporate Investor Relations, at the main office of the Company:

1. The name of the person recommended as a director candidate;

2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected;

4. As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5. A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Minimum Qualifications

          The Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company’s bylaws. A candidate also must meet any qualification requirements set forth in any Board or Committee governing documents.

          The Nominating Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory obligations.

          The Board of Directors of the Company met a total of sixteen (16) times during the year ended December 31, 2007 During 2007 all Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served.

          The Company has implemented a shareholder communication process to facilitate communication with its Board of Directors. All shareholder communications to the Board of Directors should be forwarded to the attention of Paul D. Guichet, Vice President, Corporate Investor Relations Department, Hancock Holding Company, P.O. Box 4019, Gulfport, MS 39502. Email address; Paul_Guichet@hancock bank.com.

          It is the Company’s policy that members of the Board of Directors attend the annual meeting of shareholders. At the 2007annual meeting, all directors of the Company were in attendance.

PRINCIPAL ACCOUNTING FIRM FEES

          During the last two (2) fiscal years, the Company paid its independent auditors fees and out of pocket expenses as follows:

          Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2007 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $1,018,920 and for the fiscal year ended December 31, 2006 the aggregate fees billed for such services were $1,382,631.

          Audit-related Fees. The aggregate fees billed by KPMG LLP for assurance and related services that were reasonably related to the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2007 were $15,000. For the fiscal year ended December 31, 2006 the aggregate fees billed for such services were $43,000.

          Tax Fees. There were no fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2007. However, for the fiscal year ended December 31, 2006, the aggregate fees billed for such services were $216,714.

          All Other Fees. The aggregate fees billed for professional fees rendered by KPMG LLP for Employee Benefit Plans for fiscal year ended December 31, 2007 was $84,559. For fiscal year ended December 31, 2006 the aggregate fees billed for such services was $73,206.

          The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence. For 2005 the Audit Committee approved all the services described above in accordance with its Pre-Approval Policies, which were attached to the 2004 Proxy Statement as Appendix B.

REPORT OF THE AUDIT COMMITTEE

          Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

          With respect to fiscal year 2007, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committee), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditors the auditor’s independence.

          Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Submitted by the Company’s Audit Committee:

John H. Pace             Anthony J. Topazi             Christine L. Pickering

ADDITIONAL INFORMATION

          The Annual Report of the Company for the fiscal year ended December 31, 2007 is enclosed. The Annual Report is not to be regarded as proxy soliciting material. Any shareholder who has not received an Annual Report may obtain one from the Company. The Company also will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the U. S. Securities and Exchange Commission. Shareholders wishing to receive a copy of the Annual Report on Form 10-K are directed to write Paul D. Guichet, Vice President, Corporate Investor Relations, at the address of the Company.

PROPOSALS FOR 2009 ANNUAL MEETING

          Any shareholder who wishes to present a proposal at the Company’s next Annual Meeting and who wishes to have the proposal included in the Company’s Proxy Statement and form of Proxy for the meeting must submit the proposal to the undersigned at the address of the Company not later than November 5, 2008. After this date, a stockholder who intends to raise a proposal to be acted upon at the 2009 annual meeting of shareholders must inform the Company in writing no later than December 4, 2008. If notice is not provided by that date, the Company’s Board of Directors may exclude such proposal from being acted upon at the 2009 meeting. Further, the persons named in the Company’s Proxy for the 2009 Annual Meeting will be allowed to exercise their discretionary authority to vote upon such proposal without the matter having been discussed in the Proxy Statement for the 2009 Annual Meeting.

By Order of the Board of Directors

Leo W. Seal, Jr. President	George A. Schloegel President Chairman

Dated: March 3, 2008

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